Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London New York The Woodlands Washington, DC

January 14, 2011

Cheniere Energy, Inc.
700 Milam Street, Suite 800
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2011 pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), by certain selling stockholders of up to an aggregate of 10,125,000 shares of common stock, par value $0.003 per share (“Common Shares”), of the Company that are issued and outstanding (“Stockholder Common Shares”).

In arriving at the opinions expressed below, we have examined (i) the restated certificate of incorporation, as amended, and amended and restated by-laws, as amended, of the Company, (ii) the Registration Statement, (iii) the Prospectus, and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other agreements, certificates of public officials, certificates of officers and other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies.  In conducting our examination of documents, we have assumed, without independent investigation, the power, corporate or other, of all parties thereto other than the Company to enter into and perform all obligations thereunder and have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, and having due regard for such legal considerations as we deem relevant, and subject also to the limitations and other assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Stockholder Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Cheniere Energy, Inc.
January 14, 2011
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We express no opinion other than as to the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit.  We assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstance, or law after the effective date of the Registration Statement.

Very truly yours,

/s/ Andrews Kurth LLP